UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2003

MEREDITH ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31514	95-4246740
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Sand Hill Road Building 2, Suite 120 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 233-7140

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

ITEM 5 – Other Events

On August 27, 2003, we entered into a contract to sell our light industrial property in Chino, CA for $2,300,000 to an unrelated buyer. The buyer has 45 days to perform due diligence and to inform us whether they will consummate the transaction without penalty, and there can be no assurance that the buyer will indeed consummate the purchase. This property has been vacant since April 2003 and we continue to market the property for sale or lease pending the outcome of the above sale agreement.

ITEM 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits – none

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC. (Registrant)

Date: September 9, 2003	/s/ CHARLES P. WINGARD
Charles P. Wingard Chief Financial Officer